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                                                                   Exhibit 10.36




                             PROMISSORY NOTE
$5,100,000.00                                                   June 6, 2001
                                                                Atlanta, Georgia

            FOR VALUE RECEIVED, the undersigned, AMERICOLD LOGISTICS, LLC, a Delaware limited liability company (hereinafter referred to as "Borrower"), hereby promises to pay to the order of VORNADO OPERATING L.P. (hereinafter referred to as "Noteholder," which term shall mean the holder at any particular time of this Note), the principal sum of FIVE MILLION ONE HUNDRED THOUSAND and NO/100ths DOLLARS ($5,100,000.00), together with interest as hereinafter provided.

            From the effective date hereof, until this Note is paid in full, interest shall be charged on the principal balance of this Note outstanding from time to time at an annual rate (the "Interest Rate") equal to fourteen percent (14%). Interest shall be computed based on the premise that a year contains 360 days and shall be charged on a per diem basis. Borrower shall pay (i) on June 17, 2001, the sum of $23,800, as a payment of interest in arrears from the date hereof to such date of payment, and (ii) commencing on July 17, 2001, and on the seventeenth (17th) day of each calendar month thereafter and continuing through and including December 17, 2002, the sum of $98,932.50, as payments on account of principal and accrued interest at the Interest Rate. The entire unpaid principal balance of this Note and all accrued and unpaid interest thereon shall be due and payable on December 31, 2002 (the "Maturity Date"), unless this Note shall be accelerated sooner pursuant to any provision hereof. Borrower acknowledges that a balloon payment will be due on the Maturity Date.

            All payments received hereunder shall be applied first to accrued interest and the balance, if any, to principal. The principal of and interest on this Note shall be payable in immediately available funds in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. Any payment by other than immediately available funds which Noteholder, at its option, elects to accept shall be subject to collection, and interest shall continue to accrue until the funds by which payment is made are available to Noteholder for its use. All payments received during normal banking hours after 2:00 p.m. shall be deemed received at the opening of the next banking day. Borrower shall pay to Noteholder $20.00 for any returned check given as payment under this Note. All payments hereunder shall be payable to the order of Noteholder at 210 Route 4, Paramus, New Jersey 07652, or at such place and to such person as shall be designated in writing from time to time by Noteholder.

            Borrower hereby agrees to pay Noteholder any and all fees and costs, including, without limitation, Noteholder's reasonable legal fees, incurred by Noteholder in connection with the loan evidenced hereby and the preparation, negotiation, recordation, filing and/or enforcement of this Note and the Loan Documents (as defined below). Borrower reserves the privilege of prepaying without premium or penalty, all or
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any portion of the principal balance of this Note, together with accrued interest thereon to the date of payment.

            If any payment of principal and/or interest is not paid when due, Borrower agrees to pay to Noteholder as a late charge, and in addition to the amount of such payment, a sum equal to five percent (5%) of the amount of such delinquent payment. If Borrower resumes making payments but has not paid all past due payments, Noteholder will impose a separate late payment charge for each payment that becomes due until the default is cured. If any payment required to be made under this Note is not paid when due, whether at maturity or by acceleration, (i) interest shall be payable on the principal portion of such defaulted payment and, to the extent permitted by law, on all accrued but unpaid interest and other amounts outstanding hereunder, at the annual rate of three percent (3%) in excess of the Interest Rate, and (ii) Borrower promises to pay all costs of collection, including reasonable attorneys' fees, incurred by Noteholder, whether or not suit is filed hereon. Such costs of collection shall include, but not be limited to, all costs and expenses, including reasonable attorneys' fees, incurred in connection with the protection of or realization upon the collateral securing this Note.

            At the option of Noteholder, this Note shall become immediately due and payable if any of the following shall occur: (i) if Borrower fails to make any payment hereunder when such payment is due and payable; (ii) if Borrower fails to observe or perform any warranty, covenant, or condition to be observed or performed by Borrower under this Note; or (iii) if there shall exist any other Default, as such term is defined in that certain Security Agreement (the "Security Agreement"), dated of even date herewith, among Borrower, its subsidiaries, Noteholder, and Crescent Real Estate Equities Limited Partnership.

            The failure of Noteholder to exercise its option to accelerate this Note as provided above, or to exercise any other option or remedy granted to it under this Note, the Security Agreement or any other document, instrument or agreement now or hereafter evidencing or securing the indebtedness evidenced by this Note as amended from time to time (collectively, the "Loan Documents"), in any one or more instances, or the acceptance by Noteholder of partial payments or partial performance, shall not constitute a waiver of any default by Borrower, and all such options and remedies shall remain continuously in force. Acceleration of maturity, once claimed hereunder by Noteholder, may at Noteholder's option be rescinded by written acknowledgment to that effect, but the tender and acceptance of partial payment or partial performance alone shall not in any way affect or rescind such acceleration of maturity.

            Borrower, and all others who may become liable for all or any part of this Note, agree hereby to be jointly and severally bound, and jointly and severally (i) waive and renounce any and all homestead exemption rights and the benefits of all valuation and appraisement privileges as against this debt or any renewal or extension hereof; (ii)
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waive presentment, demand, protest, notice of nonpayment, notice of dishonor, and any and all lack of diligence or delays in the collection or enforcement hereof; (iii) expressly consent to the release or substitution of any of the collateral securing this Note; and (iv) expressly consent to any extension of the time for payment of this Note and any other indulgence or forbearance by Noteholder. Any such extension, release, substitution, indulgence, or forbearance may be made without notice to any party and without in any way affecting the personal liability of any party liable hereon.

            In no event shall the amount of interest due or payable hereunder exceed the maximum amount of interest allowed by applicable law or otherwise violate applicable law, and in the event any payment is made which exceeds such maximum lawful amount, then the amount of such excess sum shall be credited as a payment of principal. It is the express intent hereof that Borrower shall not pay and Noteholder shall not receive, directly or indirectly, interest in excess of what may lawfully be paid by Borrower under applicable law.

            Borrower hereby represents and warrants that the indebtedness evidenced by this Note is being obtained for the purpose of acquiring and/or carrying on a business or commercial enterprise and all proceeds of such indebtedness will be used solely in connection with such business or commercial enterprise.

            This Note shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Noteholder and its successors and assigns. This Note shall be governed by and construed in accordance with the laws of the State of Georgia.

            BORROWER REPRESENTS AND WARRANTS TO NOTEHOLDER THAT IT (I) HAS READ EACH AND EVERY PROVISION OF THIS INSTRUMENT, (II) HAS CONSULTED, OR HAS BEEN GIVEN THE OPPORTUNITY TO HAVE THIS INSTRUMENT REVIEWED BY COMPETENT LEGAL COUNSEL OF ITS CHOOSING, AND (III) UNDERSTANDS, AGREES TO AND ACCEPTS THE PROVISIONS HEREOF.

            Borrower hereby acknowledges and agrees that it shall not use any of the proceeds under this Note to make any distributions or contributions to any party or entity. Without limiting the foregoing, Borrower agrees that $3,737,110 of the proceeds under this Note (the "Deposit Amount") shall be used exclusively to partially collateralize (and to extent necessary to fund) Borrower's reimbursement obligation in the amount of $8,500,000 (the "Total Deposit") under a letter of credit being issued for the account of Borrower in connection with Borrower's workers' compensation insurance program, and for any replacements, extensions or renewals of such letter of credit or similar security arrangements. If at any time all or any portion of the Deposit Amount is no longer required for the purposes described in the immediately preceding sentence, then on the day immediately following Borrower's receipt of such funds, this Note shall be subject to
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mandatory prepayment in part up to the amount of the Deposit Amount, and
Borrower shall pay to Noteholder 43.966% of the proceeds of the Total Deposit returned to Borrower.

            Borrower represents and warrants that as of the date hereof (and after consummation of the transaction contemplated hereby) it is solvent; that the fair market value of its assets exceeds its liabilities; that it is adequately capitalized in light of its ongoing business; and that it is able to satisfy its obligations as such obligations mature.

            [REMAINDER OF PAGE LEFT BLANK - SIGNATURE PAGE FOLLOWS.]
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            IN WITNESS WHEREOF, the undersigned, with full power and authority to do so, intending that this Note shall constitute an instrument under seal, has caused these presents to be executed, delivered, and sealed on the day and year first above written.

WITNESS:

/s/ illegible                         BORROWER:
----------------------------

                                      AMERICOLD LOGISTICS, LLC,
                                      a Delaware limited liability company



                                      By:   /s/ Frederick B. Beilstein III
                                           _____________________________  [SEAL]

                                      Name: Frederick B. Beilstein
                                           ____________________________________

                                      Title: Executive Vice President
                                             ___________________________________